[KENNAMETAL LOGO]                                                   EXHIBIT 99.1

                                                 FROM:   KENNAMETAL INC.
                                                         P.O. Box 231
                                                         Latrobe, PA 15650

                                                         Investor Relations
                                                         724-539-6141
                                                         Contact: Beth A. Riley

                                                         Media Relations
                                                         724-539-4618
                                                         Contact: Joy Chandler

                                                   DATE: January 28, 2004

                                            FOR RELEASE: Immediate


               KENNAMETAL REPORTS STRONG GROWTH IN SECOND QUARTER
                                    EARNINGS


                -       Sales up 7%
                - Reported earnings per diluted share of $0.30, above guidance
                -       Strong cash flow

LATROBE, Pa., January 28, 2004 - Kennametal Inc. (NYSE: KMT) today reported fiscal 2004 second- quarter earnings of $0.30 per diluted share compared with earnings of $0.07 per diluted share last year. Excluding special items in each period, diluted earnings per share were $0.34 for the quarter, exceeding guidance, compared with last year's earnings per share of $0.27. Sales of $461 million were 7 percent above prior year on foreign currency effects, and a one percent increase in organic volume.

                   Earnings Per Share Excluding Special Items

              Company Guidance (10/29/03)                 $0.27 to $0.32

              Analyst Estimate Range (01/23/04)           $0.30 to $0.34

              Earnings, Excluding Special Items                 $0.34

For the first six months of fiscal 2004, reported earnings of $0.54 per diluted share compared with earnings of $0.38 per diluted share last year. Excluding special items in each period, diluted earnings per share of $0.68 were 17% above prior year's earnings of $0.58.

Kennametal Chairman, President and Chief Executive Officer, Markos I. Tambakeras, said, "We were pleased to exceed our guidance for the quarter, and deliver 26 percent earnings per share growth over the prior year quarter. Our results reflect continued strong growth in the developing regions of Asia-Pacific and South America. In addition, our North American performance tracked well with macro-economic trends that have been forecasting a recovery for several months. Our confidence in the sustainability of the North American recovery was assisted by the return to growth of the Light and General Engineering market. Additionally, our sales to the Energy and Mining & Construction sectors grew at double-digit rates.


                                    - more -

As anticipated, we continued to face persistent weakness in our European markets, which has been exacerbated by our end market and customer mix, particularly in the automotive sector."

Tambakeras continued, "In addition to our strong operating performance, we sustained our concurrent focus on generating cash and strengthening our balance sheet. $34 million of free operating cash flow contributed to a further reduction of debt, and reduced our debt-to-capital ratio to 37 percent. As promised, the quarter also included the completion of the Widia restructuring."


--------------------------------------------------------------------------------
HIGHLIGHTS
--------------------------------------------------------------------------------
SECOND QUARTER - FY04
- Sales of $460.8 million were 7 percent above last year's $431.7 million. Sales results include a 6 percent benefit from foreign currency exchange and a 1 percent increase in organic sales volume.

- Reported net income was $10.9 million against net income of $2.5 million in the same quarter last year. Excluding special items, net income was $12.3 million for the quarter, a 30 percent increase compared to net income of $9.4 million last year reflecting the benefits of Widia synergies, cost reduction, reduced interest expense, and foreign currency exchange offset by increased employment costs.

- The current quarter included net special charges of $1.4 million, or $0.04 per diluted share, associated with the previously announced curtailment charge related to the amendment of the Retirement Income Pension Plan, the finalization of the Widia integration and an allowance for a note receivable from a fiscal 2002 divestiture. These costs were offset by a gain on the sale of our 5 percent ownership interest in Toshiba Tungaloy. The prior-year quarter included net special charges of $7.0 million, or $0.20 per diluted share, largely related to the salaried workforce reduction and Widia integration.

- As expected, net cash flow from operations was $43.2 million, versus $36.3 million for the prior year. Free operating cash flow was $33.8 million, versus $25.0 million in the same period last year due to positive operating performance and reduction in inventory levels.

- Total debt was $481 million, down $44 million from June 2003, and $136 million below December 2002.

- Debt to capital decreased to 37 percent, from 45 percent at the end of December in the prior year.

FIRST SIX MONTHS -FY04

- Sales of $905.4 million were 8 percent above last year's $835.9 million. The Widia acquisition and foreign currency exchange contributed to the growth.


                                    - more -

- Reported net income was $19.7 million compared to net income of $13.3 million in the same period last year. Excluding special items, net income was $24.4 million for the quarter, an 18 percent increase compared to net income of $20.6 million last year

OUTLOOK
Performance in certain key North American markets during the December quarter corroborated positive macroeconomic indicators, and increased the probability of a sustained recovery in North American industrial markets. Europe remains challenging, with continued weakness in key markets and customers.

Tambakeras said, "On balance, we remain confident in our ability to deliver against our original earnings guidance for the year. While Europe is weaker than anticipated, North America is encouraging, and the rest of the world remains strong. In addition to North American market growth, the incremental seasonal strength of the second half of our fiscal year, and the addition of sales from the previously announced J&L and FSS contracts give us confidence that we will be able to deliver in excess of 35 percent earnings growth in fiscal 2004."

Sales for the third quarter of fiscal 2004 are expected to grow 10 to 12 percent year-over-year, including the impact of currency. Organic growth is anticipated to be 4 to 6 percent year-over-year, compared to a 1 percent increase in the second quarter. Reported diluted earnings per share are expected to be $0.50 to $0.60 per share.

Guidance for the full year remains essentially unchanged, but has been modified to reflect recent increases in raw material prices and persistent weakness in Europe. Sales are expected to grow 9 to 11 percent year-over-year, including the impact of currency. Reported diluted earnings per share are expected to be $1.75 to $1.95 per share. This includes net charges to date of approximately $0.14 per share. Excluding these charges, diluted earnings per share are forecasted to range from $1.90 to $2.10 per share. The earnings outlook includes $0.12 to $0.15 of accretion from Widia.

Kennametal anticipates net cash flow provided by operating activities of approximately $160 to $175 million in fiscal 2004. Purchases of property, plant and equipment and proceeds from disposals of property, plant and equipment are expected to be approximately $50 to $60 million, net. Adjusting net cash flow provided by operating activities for the above items, Kennametal expects to generate between $100 and $125 million of free operating cash flow.


                                    - more -

Kennametal advises shareholders to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal's corporate web site at www.kennametal.com.

DIVIDEND DECLARED
Kennametal also announced its Board of Directors declared a quarterly cash dividend of $0.17 cents per share, payable February 25, 2004, to shareowners of record as of the close of business February 10, 2004.

Second quarter results will be discussed in a live Internet broadcast at 10:00 a.m. today. Access the live or archived conference by visiting the Investor Relations section of Kennametal's corporate web site at www.kennametal.com.

This release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as "should," "anticipate," "estimate," "approximate," "expect," "may," "will," "project," "intend," "plan," "believe," and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. aspires to be the premier tooling solutions supplier in the world with operational excellence throughout the value chain and best-in-class manufacturing and technology. Kennametal strives to deliver superior shareowner value through top-tier financial performance. The company provides customers a broad range of technologically advanced tools, tooling systems and engineering services aimed at improving customers' manufacturing competitiveness. With about 13,500 employees worldwide, the company's annual sales approximate $1.8 billion, with nearly half coming from sales outside the United States. Kennametal is a five-time winner of the GM "Supplier of the Year" award and is represented in more than 60 countries. Kennametal operations in Europe are headquartered in Furth, Germany. Kennametal Asia Pacific operations are headquartered in Singapore. For more information, visit the company's web site at www.kennametal.com.

                              FINANCIAL HIGHLIGHTS

Consolidated financial highlights for Kennametal Inc. (NYSE: KMT) for the quarter and six months ended December 31, 2003 and 2002 are shown in the following tables (in thousands, except per share amounts).

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                               QUARTER ENDED                   SIX MONTHS ENDED
                                                                DECEMBER 31,                      DECEMBER 31,
                                                      -------------------------------    ----------------------------
                                                          2003             2002              2003           2002
                                                      --------------   --------------    -------------  -------------
Sales                                                     $ 460,778        $ 431,731        $ 905,353      $ 835,949
       Cost of goods sold (1)                               313,146          294,248          613,614        567,497
                                                      --------------   --------------    -------------  -------------

Gross profit                                                147,632          137,483          291,739        268,452
       Operating expense(2)                                 124,723          115,677          245,962        220,512
       Restructuring and asset impairment charges             3,120            8,561            3,670          8,380
       Amortization of intangibles                              486            1,300              956          2,114
                                                      --------------   --------------    -------------  -------------

Operating income                                             19,303           11,945           41,151         37,446
       Interest expense                                       6,547            9,594           13,147         18,079
       Other (income), net (3)                               (3,855)          (1,721)          (2,518)        (1,127)
                                                      --------------   --------------    -------------  -------------

Income before provision for income taxes
       and minority interest                                 16,611            4,072           30,522         20,494
Provision for income taxes                                    5,315              893            9,767          6,148
Minority interest                                               404              709            1,099          1,047
                                                      --------------   --------------    -------------  -------------
Net income                                                 $ 10,892         $  2,470         $ 19,656       $ 13,299
                                                      ==============   ==============    =============  =============
Basic earnings per share                                   $   0.31         $   0.07          $  0.55        $  0.38
                                                      ==============   ==============    =============  =============
Diluted earnings per share                                 $   0.30         $   0.07          $  0.54        $  0.38
                                                      ==============   ==============    =============  =============
Dividends per share                                        $   0.17         $   0.17          $  0.34        $  0.34
                                                      ==============   ==============    =============  =============
Basic weighted average share outstanding                     35,604           35,126           35,470         35,086
                                                      ==============   ==============    =============  =============

Diluted weighted average shares outstanding                  36,260           35,414           36,124         35,379
                                                      ==============   ==============    =============  =============


(1) For the quarter ended December 31, 2003, these amounts include charges of $0.8 million for the pension curtailment. For the six months ended December 31, 2003, these amounts include charges of $0.1 million for integration activities, $2.9 million related to restructuring programs, and $0.8 million for the pension curtailment. For the quarter and six months ended December 31, 2002, these amounts include charges of $0.1 million for integration activities related to the Widia acquisition.

(2) For the quarter ended December 31, 2003, these amounts include charges of $1.8 million related to a note receivable from a divestiture of a business by Kennametal in 2002, and $0.5 million related to the pension curtailment. For the six months ended December 31, 2003, these amounts include charges of $1.8 million related to a note receivable from a divestiture of a business by Kennametal in 2002, $0.5 million related to the pension curtailment, and $1.4 million for integration activities related to the Widia acquisition. For the quarter and six months ended December 31, 2002, these amounts include charges of $1.3 million and $2.0 million, respectively, for integration activities related to the Widia acquisition.

(3) For the quarter and six months ended December 31, 2003, these amounts include income of $4.4 million related to a gain on the sale of Toshiba Tungaloy investment and a charge of $0.2 million on a note receivable from a divestiture of a business by Kennametal in 2002.

                                     -more-

In addition to reported results under U.S. GAAP, the following financial highlight tables also include, where appropriate, a reconciliation of results excluding special items and free operating cash flow (which are non-GAAP measures), to the most directly comparable GAAP measures. Management believes that each of these non-GAAP financial measures is useful to investors to more easily compare the Company's financial performance period to period.


RECONCILIATION TO GAAP - QUARTER ENDED DECEMBER 31 (UNAUDITED)

                                                                                           Other                       Diluted
                                                           Operating      Operating      (Income) /        Net         Earnings
                                          Gross Profit      Expense         Income        Expense        Income       Per Share
                                         -------------- -------------- --------------- ------------- -------------- -------------
2003 Reported Results                    $  147,632     $  124,723      $   19,303     $  (3,855)    $   10,892     $    0.30
     MSSG Restructuring                           7              -           1,630             -          1,109          0.03
     AMSG Restructuring                           -              -           1,497             -          1,018          0.03
     Pension Curtailment                        779           (520)          1,299             -            883          0.02
     Gain on Toshiba Investment                   -              -               -         4,397         (2,990)        (0.08)
     Note Receivable                              -         (1,817)          1,817          (183)         1,360          0.04
                                         -------------- -------------- --------------- ------------- -------------- -------------
2003 Results Excluding Special Items     $  148,418     $  122,386      $   25,546      $    359      $  12,272     $    0.34
                                         ============== ============== =============== ============= ============== =============
2002 Reported Results                    $  137,483     $  115,677      $   11,945      $ (1,721)     $   2,470     $    0.07
     MSSG Restructuring                           -              -           4,849             -          3,394          0.10
     AMSG Restructuring                           -              -           2,259             -          1,577          0.04
     Corporate Restructuring                      -              -             958             -            670          0.02
     J&L Restructuring                            -              -             466             -            327          0.01
     FSS Restructuring                            -              -              29             -             20             -
     Widia Integration Costs -
     MSSG                                        54         (1,306)          1,360             -            967          0.03
     Widia Integration Costs -
     AMSG                                         -             (4)              4             -              3             -
                                         ------------ -------------- --------------- ------------- -------------- -------------
2002 Results Excluding Special Items     $  137,537     $  114,367      $   21,870     $  (1,721)    $    9,428     $    0.27
                                         ============ ============== =============== ============= ============== =============


                                     -more-

RECONCILIATION TO GAAP - SIX MONTHS ENDED DECEMBER 31 (UNAUDITED)

                                                                                      Other                       Diluted
                                                      Operating      Operating      (Income) /        Net         Earnings
                                     Gross Profit      Expense         Income        Expense        Income       Per Share
                                     ------------- -------------- --------------- ------------- -------------- -------------
2003 Reported Results                  $  291,739     $  245,962      $   41,151   $    (2,518)    $   19,656     $    0.54

        MSSG Restructuring                  2,850              -           5,023             -          3,416          0.10

        AMSG Restructuring                      -              -           1,497             -          1,018          0.03
        Widia Integration Costs -
        MSSG                                   63         (1,448)          1,511             -          1,027          0.03
        Widia Integration Costs -
        AMSG                                   48              -              48             -             33             -

        Pension Curtailment                   779           (520)          1,299             -            883          0.02

        Gain on Toshiba Investment              -              -               -         4,397         (2,990)        (0.08)

        Note Receivable                         -         (1,817)          1,817          (183)         1,360          0.04
                                     ------------- -------------- --------------- ------------- -------------- -------------
2003 Results Excluding Special Items   $  295,479     $  242,177       $  52,346     $   1,696      $  24,403     $    0.68
                                     ============= ============== =============== ============= ============== =============


2002 Reported Results                  $  268,452     $  220,512       $  37,446   $    (1,127)    $   13,299     $    0.38

        MSSG Restructuring                      -              -           4,849             -          3,394          0.10

        AMSG Restructuring                      -              -           2,078             -          1,454          0.04

        Corporate Restructuring                 -              -             958             -            670          0.02

        J&L Restructuring                       -              -             466             -            327          0.01

        FSS Restructuring                       -              -              29             -             20             -
        Widia Integration Costs -
        MSSG                                   54         (2,017)          2,071             -          1,450          0.03
        Widia Integration Costs -
        AMSG                                    -             (4)              4             -              3             -
                                     ------------- -------------- --------------- ------------- -------------- -------------
2002 Results Excluding Special Items   $  268,506     $  218,491      $   47,901   $    (1,127)     $   20,617     $    0.58
                                     ============= ============== =============== ============= ============== =============


                                     -more-

SEGMENT DATA (UNAUDITED):

                                                               Quarter Ended                     Six Months Ended
                                                                 December 31,                      December 31,
                                                     ------------------------------------------------------------------
                                                           2003             2002*            2003           2002*
                                                     ----------------- ---------------- --------------- ---------------
Sales:
Metalworking Solutions and Services Group                  $  283,493        $  269,413      $ 554,622       $ 510,234
Advanced Materials Solutions Group                             94,751            83,305        188,382         166,714
J&L Industrial Supply                                          50,341            48,076         98,480          96,283
Full Service Supply                                            32,193            30,937         63,869          62,718
                                                     ----------------- ------------------ ------------- ---------------
Total Sales                                                $  460,778        $  431,731      $ 905,353       $ 835,949
                                                     ================= ================== ============= ===============
Sales By Geographic Region:
Within the United States                                   $  236,203        $  229,506      $ 468,817       $ 468,630
International                                                 224,575           202,225        436,536         367,319
                                                     ----------------- ------------------ ------------- ---------------
Total Sales                                                $  460,778        $  431,731      $ 905,353       $ 835,949
                                                     ================= ================== ============= ===============
Operating Income (Loss), as reported:
Metalworking Solutions and Services Group                  $   22,684        $   17,394      $  46,186       $  41,004
Advanced Materials Solutions Group                              9,407             6,339         21,229          17,724
J&L Industrial Supply                                           4,306             1,722          6,991           3,886
Full Service Supply                                              (159)             (332)          (440)           (351)
Corporate and Eliminations                                    (16,935)          (13,178)       (32,815)        (24,817)
                                                     ----------------- ------------------ ------------- ---------------
Total Operating Income                                     $   19,303        $   11,945     $   41,151       $  37,446
                                                     ================= ================== ============= ===============

Operating Income (Loss), excluding special charges:
Metalworking Solutions and Services Group                  $   24,314        $   23,603      $  52,720       $  47,924
Advanced Materials Solutions Group                             10,904             8,602         22,774          19,806
J&L Industrial Supply                                           4,306             2,188          6,991           4,352
Full Service Supply                                              (159)             (303)          (440)           (322)
Corporate and Eliminations                                    (13,819)          (12,220)       (29,699)        (23,859)
                                                     ----------------- ------------------ ------------- ---------------
Total Operating Income                                     $   25,546        $   21,870      $  52,346       $  47,901
                                                     ================= ================== ============= ===============

*Prior year segment data has been restated for organizational changes


                                     -more-

OPERATING INCOME (LOSS) RECONCILIATION (UNAUDITED):


QUARTER ENDED DECEMBER 31,

                                                           MSSG           AMSG          J&L          FSS      Corp & Elim.
                                                       -------------- ------------- ------------ ------------ -------------
2003 Reported Operating Income (Loss)                       $ 22,684      $  9,407     $  4,306     $   (159)    $ (16,935)
   Restructuring                                               1,630         1,497            -            -             -
   Pension Curtailment                                             -             -            -            -         1,299
   Note Receivable                                                 -             -            -            -         1,817
                                                       --------------------------------------------------------------------
2003 Operating Income (Loss) Excluding Special Charges     $  24,314      $ 10,904     $  4,306     $   (159)    $ (13,819)
                                                       ====================================================================


2002 Reported Operating Income (Loss)                       $ 17,394      $  6,339     $  1,722     $   (332)    $ (13,178)
   Restructuring                                               4,849         2,259          466           29           958
   Widia Integration Costs                                     1,360             4            -            -             -
                                                       --------------------------------------------------------------------
2002 Operating Income (Loss) Excluding Special Charges      $ 23,603      $  8,602     $  2,188     $   (303)    $ (12,220)
                                                       ====================================================================


                                                           Total
                                                        ------------
2003 Reported Operating Income (Loss)                      $ 19,303
   Restructuring                                              3,127
   Pension Curtailment                                        1,299
   Note Receivable                                            1,817
                                                       -------------
2003 Operating Income (Loss) Excluding Special Charges     $ 25,546
                                                       =============


2002 Reported Operating Income (Loss)                      $ 11,945
   Restructuring                                              8,561
   Widia Integration Costs                                    1,364
                                                       -------------
2002 Operating Income (Loss) Excluding Special Charges     $ 21,870
                                                       =============



SIX MONTHS ENDED DECEMBER 31,
                                                                MSSG           AMSG            J&L             FSS
                                                           --------------- -------------- --------------- --------------
2003 Reported Operating Income (Loss)                           $  46,186      $  21,229       $   6,991      $    (440)
   Restructuring                                                    5,023          1,497               -              -
   Widia Integration Costs                                          1,511             48               -              -
   Pension Curtailment                                                  -              -               -              -
   Note Receivable                                                      -              -               -              -
                                                           --------------------------------------------------------------
2003 Operating Income (Loss) Excluding Special Charges           $ 52,720       $ 22,774       $   6,991      $    (440)
                                                           ==============================================================


2002 Reported Operating Income (Loss)                           $  41,004      $  17,724        $  3,886      $    (351)
Restructuring                                                       4,849          2,078             466             29
   Widia Integration Costs                                          2,071              4               -              -
                                                           --------------------------------------------------------------
2002 Operating Income (Loss) Excluding Special Charges           $ 47,924      $  19,806        $  4,352      $    (322)
                                                           ==============================================================

                                                        Corp & Elim.       Total
                                                       --------------- --------------
2003 Reported Operating Income (Loss)                      $  (32,815)     $  41,151
   Restructuring                                                    -          6,520
   Widia Integration Costs                                          -          1,559
   Pension Curtailment                                          1,299          1,299
   Note Receivable                                              1,817          1,817
                                                       ------------------------------
2003 Operating Income (Loss) Excluding Special Charges     $  (29,699)      $ 52,346
                                                       ==============================


2002 Reported Operating Income (Loss)                      $  (24,817)      $ 37,446
Restructuring                                                     958          8,380
   Widia Integration Costs                                          -          2,075
                                                       ------------------------------
2002 Operating Income (Loss) Excluding Special Charges     $  (23,859)     $  47,901
                                                       ==============================


                                     -more-

RECONCILIATION TO OPERATING CASH FLOW INFORMATION (UNAUDITED)

                                                                          Quarter Ended             Six Months Ended
                                                                           December 31,               December 31,
                                                                 ---------------------------- ----------------------------
                                                                      2003           2002          2003           2002
                                                                 ---------------- ----------- ---------------- -----------
Net income                                                              $ 10,892     $ 2,470         $ 19,656    $ 13,299
Other non-cash items                                                       4,746       3,484           11,219       5,489
Depreciation and amortization                                             16,489      20,914           31,840      39,980
Change in inventory                                                       11,709       3,379           15,437      13,500
Change in accounts receivable                                             18,343      24,973           23,397      30,911
Change in accounts payable                                                 3,332     (11,637)          (9,180)    (25,736)
Change in other assets and liabilities                                   (22,354)     (7,310)         (37,027)     (2,856)
                                                                 ---------------- ----------- ---------------- -----------
Net cash flow provided by operating activities                            43,157      36,273           55,342      74,587
Purchase of property, plant and equipment                                (11,259)    (11,536)         (21,853)    (22,011)
Proceeds from disposals of property, plant and equipment                   1,854         238            2,388         843
                                                                 ---------------- ----------- ---------------- -----------
Free operating cash flow                                                $ 33,752    $ 24,975         $ 35,877    $ 53,419
                                                                 ================ =========== ================ ===========


CONDENSED BALANCE SHEETS (UNAUDITED)


                                                                                   Quarter Ended
                                            ----------------------------------------------------------------------------------------
                                                 12/31/03          09/30/03          06/30/03          03/31/03          12/31/02
                                            ----------------  ----------------  ----------------  ----------------  ----------------
ASSETS
Cash and equivalents                            $    15,086       $    14,720       $    15,093       $    17,250       $    18,155
Accounts receivable, net of allowance               223,087           232,146           231,803           235,908           199,261
Inventories                                         386,250           387,877           389,613           408,996           403,530
Deferred income taxes                                88,020            86,888            97,237            81,651            80,204
Other current assets                                 39,460            47,003            48,606            44,286            53,868
                                            ----------------  ----------------  ----------------  ----------------  ----------------
     TOTAL CURRENT ASSETS
                                                    751,903           768,634           782,352           788,091           755,018
                                            ----------------  ----------------  ----------------  ----------------  ----------------
Property, plant and equipment, net
                                                    487,530           489,242           489,828           476,208           480,066
Goodwill and Intangible assets, net                 500,890           484,662           470,165           491,987           478,060
Other assets                                         72,802            67,108            71,542           107,159           104,937
                                            ----------------  ----------------  ----------------  ----------------  ----------------
     TOTAL                                    $   1,813,125      $  1,809,646      $  1,813,887      $  1,863,445     $   1,818,081
                                            ================  ================  ================  ================  ================
LIABILITIES
Short-term debt, including notes payable        $    12,872       $    11,375       $    10,845       $    15,068       $    17,591
Accounts payable                                    112,563           107,653           118,509           120,981            92,114
Accrued liabilities                                 183,835           197,578           206,993           208,816           171,726
                                            ----------------  ----------------  ----------------  ----------------  ----------------
     TOTAL CURRENT LIABILITIES
                                                    309,270           316,606           336,347           344,865           281,431
                                            ----------------  ----------------  ----------------  ----------------  ----------------
Long-term debt
                                                    468,455           508,763           514,842           565,067           599,425
Deferred income taxes                                36,087            41,368            43,543            38,382            46,801
Other liabilities                                   191,585           180,258           178,698           140,550           135,101
                                            ----------------  ----------------  ----------------  ----------------  ----------------
     TOTAL LIABILITIES
                                                  1,005,397         1,046,995         1,073,430         1,088,864         1,062,758
                                            ----------------  ----------------  ----------------  ----------------  ----------------

MINORITY INTEREST                                    16,286            16,089            18,880            18,070            17,594
                                            ----------------  ----------------  ----------------  ----------------  ----------------

SHAREOWNERS' EQUITY                                 791,442           746,562           721,577           756,511           737,729
                                            ----------------  ----------------  ----------------  ----------------  ----------------

     TOTAL                                    $   1,813,125      $  1,809,646      $  1,813,887      $  1,863,445     $   1,818,081
                                            ================  ================  ================  ================  ================


                                     -more-

       RECONCILIATION OF FORECASTED GAAP CASH FLOW INFORMATION (UNAUDITED)



                                                                                       TWELVE MONTHS ENDED
                                                                                          JUNE 30, 2004
                                                                                       -------------------
Forecasted net cash flow provided by operating activities                              $160,000  -  175,000

Forecasted purchases and disposals of property, plant and equipment                     (50,000) -  (60,000)
                                                                                       --------------------
Forecasted free operating cash flow                                                    $100,000  -  125,000
                                                                                       ====================
